CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2000, relating to the financial statements and financial highlights of J.P. Morgan Institutional Federal Money Market Fund, J.P. Morgan Institutional Service Federal Money Market Fund, J.P. Morgan Institutional Treasury Money Market Fund, J.P. Morgan Institutional Service Treasury Money Market Fund and J.P. Morgan Treasury Money Market Reserves Fund and the financial statements and supplementary data of The Federal Money Market Portfolio and The Treasury Money Market Portfolio, which appear in the October 31, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 16, 2001, relating to the financial statements and financial highlights of J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Service Prime Money Market Fund, J.P. Morgan Prime Money Market Reserves Fund, J.P. Morgan Institutional Direct Prime Money Market Fund, J.P. Morgan Prime Cash Management Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund and J.P. Morgan Institutional Service Tax Exempt Money Market Fund and the financial statements and supplementary data of The Prime Money Market Portfolio and The Tax Exempt Money Market Portfolio, which appear in the November 30, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 28, 2001